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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use of our reports on the financial statements and related financial statement schedule as of January 31, 1995 and 1996 and for each of the years in the three year period ended January 31, 1996, dated February 23, 1996, included herein, in this Registration Statement on Form S-1 and to the reference to our Firm under the heading "Experts."

/s/  HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants
Houston, Texas

March 5, 1997